Exhibit 99.2

Aztar Indiana Gaming Company, LLC
d/b/a Tropicana Evansville

Financial Statements as of and for the year ended December 31, 2020, and Independent Auditors’ Report

AZTAR INDIANA GAMING COMPANY, LLC

INDEPENDENT AUDITORS' REPORT

To the Member of Aztar Indiana Gaming Company, LLC d/b/a Tropicana Evansville:

We have audited the accompanying financial statements of Aztar Indiana Gaming Company, LLC d/b/a Tropicana Evansville (the "Company"), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, net parent investment and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

 We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aztar Indiana Gaming Company, LLC d/b/a Tropicana Evansville as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

June 8, 2021

AZTAR INDIANA GAMING COMPANY, LLC

BALANCE SHEET

(In thousands)	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$7,449
Account receivables, net	1,699
Inventories	474
Prepayments and other current assets	1,882
Total current assets	11,504
Property and equipment, net	299,903
Goodwill	9,311
Gaming rights and other intangibles, net	136,750
Deferred charges and other assets	33,238
Total assets	$490,706

Liabilities and Net Parent Investment
Current liabilities
Accounts payable	$970
Accrued expenses and other current liabilities	9,094
Total current liabilities	10,064
Deferred credits and other liabilities	15,367
Total liabilities	25,431
Commitments and contingencies (Note 7)
Net parent investment	465,275
Total liabilities and net parent investment	$490,706

See accompanying Notes to Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

STATEMENT OF OPERATIONS

(In thousands)	Year Ended December 31, 2020
Revenues
Casino	$85,824
Food and beverage	5,385
Hotel	4,362
Other	2,260
Net revenues	97,831
Operating expenses
Direct
Casino	33,420
Food and beverage	4,779
Hotel	1,833
Other	192
General and administrative	22,247
Depreciation and amortization	13,582
Total operating expenses	76,053
Income from operations	21,778
Interest expense, net	(29,283)
Net loss	$(7,505)

See accompanying Notes to Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

STATEMENT OF NET PARENT INVESTMENT

(In thousands)
Balance as of January 1, 2020	$178,140
Net loss	(7,505)
Exchange of financing lease obligation	303,276
Distributions to parent, net	(8,636)
Balance as of December 31, 2020	$465,275

See accompanying Notes to Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

STATEMENT OF CASH FLOWS

(In thousands)	Year Ended December 31, 2020
Cash flows from operating activities
Net loss	$(7,505)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	13,582
Gain on disposal of property and equipment	(15)
Non-cash lease amortization	2,539
Change in current assets and liabilities:
Account receivables	201
Prepayments and other current assets	(1,133)
Accounts payable	(406)
Accrued expenses and other liabilities	(1,805)
Cash flows provided by operating activities	5,458
Cash flows from investing activities
Purchase of property and equipment	(1,365)
Cash flows used in investing activities	(1,365)
Cash flows from financing activities
Distributions to parent, net	(8,636)
Cash flows used in financing activities	(8,636)
Net decrease in cash and cash equivalents	(4,543)

Cash and cash equivalents, beginning of period	11,992
Cash and cash equivalents, end of period	$7,449

Supplemental Cash Flow Information
Cash paid for interest	$27,504
Non-cash investing and financing activities:
Payables for capital expenditures	109
Exchange of financing lease obligation	303,276

See accompanying Notes to Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

In these notes, the words “Company,” “we,” “our,” and “us” refer to Aztar Indiana Gaming Company, LLC.

Note 1 — Organization and Basis of Presentation

Organization

The Company is a wholly owned subsidiary of Caesars Entertainment, Inc. (“Parent” or “CEI”). Tropicana Evansville (“Evansville”) in Evansville, Indiana, operates under a license issued by the Indiana Gaming Commission (“IGC”), and is subject to the rules and regulations established by the IGC.

Evansville is a large casino hotel and entertainment complex and a popular attraction in Evansville, the third largest city in the state of Indiana. The property serves customers in the tri-state region of southern Indiana, southeastern Illinois and western Kentucky, as well as the Nashville area in Tennessee, and is the only full-service casino within an 85-mile radius. In addition to a casino, the land-based complex contains dining venues, a race and sportsbook, convention space adjacent to the casino, and a Riverfront Event Center located across the street overlooking the Ohio River.

On October 27, 2020, our Parent entered into an agreement to sell the real estate and equity interests of the Company to Gaming and Leisure Properties, Inc. (“GLPI”) and Bally’s Corporation, respectively. The transaction closed on June 3, 2021. See Note 3 for further discussion related to the sale.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), which require the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant estimates incorporated into the Company’s financial statements include useful lives for depreciable and amortizable assets, cash flows in assessing goodwill and indefinite-lived intangible assets for impairment and the recoverability of long-lived assets, self-insurance reserves, player loyalty program liabilities, contingencies and litigation, and claims and assessments. Management believes the accounting estimates are appropriate and reasonably determined. Actual amounts could differ from those estimates.

Our financial statements include the accounts of the Company and its subsidiaries after elimination of all intercompany accounts and transactions.

The accompanying financial statements have been prepared from separate records maintained by our Parent and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an entity unaffiliated with our Parent. Portions of certain expenses represent allocations from our Parent. See Note 8.

Effect of the COVID-19 Public Health Emergency

A novel strain of coronavirus (“COVID-19”) was declared a public health emergency by the United States Department of Health and Human Services on January 31, 2020. On March 13, 2020, the President of the United States issued a proclamation declaring a national emergency concerning COVID-19. As a result of the COVID-19 public health emergency, our Parent began to receive directives from various governmental bodies for the closure of certain properties, and consistent with such directives, on March 17, 2020, our Parent announced the temporary shutdown of properties in North America. COVID-19 is present in nearly all regions around the world and has resulted in travel restrictions and business slowdowns or shutdowns in affected areas. Evansville reopened to the public June 15, 2020, however, there can be no assurance as to the time required for our operations to recover to levels prior to these closures, or whether future closures related to COVID-19 could occur.

Note 2 — Summary of Significant Accounting Policies

Additional significant accounting policy disclosures are provided within the applicable notes to the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash maintained for operations.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Accounts Receivable and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company issues markers to approved casino customers following background checks and assessments of creditworthiness. Trade receivables, including casino receivables, are typically non-interest bearing and initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is maintained to reduce the Company’s receivables to their carrying amount, which approximates fair value. The allowance is estimated based on specific review of customer accounts, historical collection experience and reasonable forecasts which consider current economic and business conditions. As of December 31, 2020, the Company has estimated an allowance for doubtful accounts of $32 thousand.

Inventories

Inventories, consisting of food, beverage and gift shop items, are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value.

Self-Insurance Reserves

Our Parent is self-insured for various levels of general liability and workers’ compensation coverage, which is provided to us. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not yet reported. Our Parent utilizes independent consultants to assist management in its determination of estimated insurance liabilities. While the total cost of claims incurred depends on future developments, in managements’ opinion, recorded reserves are adequate to cover future claims payments. Self-insurance reserves are included in accrued other liabilities on the balance sheet.

Outstanding Chip Liability

The Company recognizes the impact on gaming revenues on an annual basis to reflect an estimate of the change in the value of outstanding chips that are not expected to be redeemed. This estimate is determined by the difference between the total value of chips placed in service less the value of chips in the inventory of chips under our control. The outstanding chip liability is included in accrued other current liabilities on the balance sheet.

Customer Relationships

The Company offers programs whereby participating customers can accumulate points for wagering that can be redeemed for free play on slot machines, food and beverage, merchandise and, in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the standalone selling price of the points when earned based upon the retail value of the benefits, historical redemption rates and estimated breakage and recognized as departmental revenue based on where such points are redeemed upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.

Complimentaries

The Company offers discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage, and other services provided to customers is recognized as a reduction to the revenues for the department which issued the complimentary and a credit to the revenue for the department redeemed. Complimentaries provided by third parties at the discretion and under the control of the Company are recorded as an expense when incurred.

The Company’s revenues included complimentaries and loyalty point redemptions totaling $4.6 million for the year ended December 31, 2020.

Casino Revenue

The Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Non-gaming Revenue

Hotel, food and beverage and other operating revenues are recognized as services are performed and is the net amount collected from the customer for such goods and services. Hotel, food and beverage services have been determined to be separate, stand-alone performance obligations and are recorded as revenue as the good or service is transferred to the customer over the customer’s stay at the hotel or when the delivery is made for the food and beverage. Advance deposits for future hotel occupancy, convention space or food and beverage services contracts are recorded as deferred income until the revenue recognition criteria has been met. The Company also provides goods and services that may include multiple performance obligations, such as for packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.

Advertising Expenses

Advertising costs are expensed in the period the advertising initially takes place and are included in general and administrative expense or casino expense, within operating expenses on the statement of operations. Advertising costs totaled $1.5 million for the year ended December 31, 2020.

Income Taxes

The Company is a disregarded entity (single member LLC) of our Parent and does not file separate tax returns and is included on the U.S. and state income tax returns of the consolidated group. Our Parent is ultimately responsible for the taxes payable of the combined group. Tax expense and related payables are not included in the financial statements of the Company.

Recently Issued Accounting Pronouncements

Pronouncements Implemented in 2020

In June 2016 (modified in November 2018), the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments – Credit Losses related to the timing of recognizing impairment losses on financial assets. The new guidance lowers the threshold on when losses are incurred, from a determination that a loss is probable to a determination that a loss is expected. The guidance is effective for interim and annual periods beginning after December 15, 2020. Adoption of the guidance required a modified-retrospective approach and a cumulative adjustment to retained earnings to the first reporting period that the update is effective. The Company adopted the new guidance on January 1, 2020. Adoption of this guidance did not have a material impact on the Company’s financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. This amendment modifies accounting guidelines for income taxes and is effective for annual periods beginning after December 15, 2021 with early adoption allowed. We adopted the new guidance during 2020 on a retrospective basis as allowed per the amendments by electing not to present income taxes in the Company's financial statements. The adoption of this guidance did not have a material impact on the Company’s financial statements.

Note 3 — Leases

The Company’s management determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. As the implicit rate is not determinable in most of the Company’s leases, management uses our Parent’s incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The expected lease terms include options to extend or terminate the lease when it is reasonably certain the Company will exercise such options. Lease expense for operating leases with minimum lease payments is recognized on a straight-line basis over the expected lease term.

The Company’s lease arrangements have lease and non-lease components. For leases in which the Company is the lessee, the Company accounts for the lease components and non-lease components as a single lease component for all classes of underlying assets. Leases in which the Company is the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately. Leases with an expected or initial term of 12 months or less are not accounted for on the balance sheet and the related lease expense is recognized on a straight-line basis over the expected lease term.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

The Company has operating leases for various real estate and equipment. Certain of the Company’s lease agreements include rental payments based on a percentage of sales over specified contractual amounts, rental payments adjusted periodically for inflation and rental payments based on usage. The Company’s leases include options to extend the lease term one month to 35 years.

The Company leases a portion of land on which they operate. The lease has a current term ending November 30, 2027, with renewal options through November 30, 2055. Monthly rent payments are due based on a percentage of annual gross revenue, with a minimum of $2 million due annually. Rent is calculated based on graduated percentages ranging from 2% to 10% of gross revenue. The lease required an initial prepayment of $25 million, of which $2.5 million per year is applied as a credit toward the annual payment and will expire in November 2027. In addition, the lease included a construction incentive, which the Company earned in 2018, that allows a credit of $2 million per year to be applied through December 2027.

Leases recorded on the balance sheet consist of the following:

(In thousands)	Classification on the Balance Sheet	December 31, 2020
ASSETS
Operating lease ROU assets	Deferred charges and other assets	$32,769
LIABILITIES
Current operating lease liabilities	Accrued expenses and other current liabilities	126
Non-current operating lease liabilities	Deferred credits and other liabilities	14,746

Other information related to lease term and discount rate is as follows as of December 31, 2020:

Weighted Average Remaining Lease Term	35.28 years
Weighted Average Discount Rate	7.11%

The components of lease expense are as follows for the year ended December 31, 2020:

(In thousands)	Year Ended December 31, 2020
Operating lease expense	$1,382
Short-term and variable lease expense	2,143
Total lease expense	$3,525

Supplemental cash flow information related to leases is as follows for the year ended December 31, 2020:

(In thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$280

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Maturities of lease liabilities at December 31, 2020 are summarized as follows:

(In thousands)
Year ending December 31,
2021	$2,126
2022	2,003
2023	2,003
2024	2,003
2025	2,003
Thereafter	59,838
Total future minimum lease payments	69,976
Less: amount representing interest	(55,104)
Present value of future minimum lease payments	14,872
Less: current lease obligations	(126)
Long-term lease obligation	$14,746

GLPI Lease

Evansville was subject to the Parent’s master lease with GLPI (the “GLPI Master Lease”), which provided for the lease of land, buildings, structures and other improvements on the land (including barges and riverboats), easements and similar appurtenances to the land and improvements relating to the operation of the leased properties. On October 27, 2020, the Parent’s subsidiaries entered into an exchange agreement with GLPI pursuant to which the subsidiaries agreed to transfer the real estate relating to the Isle Casino Bettendorf and Isle Casino Waterloo to GLPI in exchange for the real estate relating to Evansville. The exchange transaction closed on December 18, 2020 and as a result of the lease being classified as a finance obligation, the exchange was accounted for as a debt modification. As a result of the exchange, the real estate relating to Evansville was removed from the Parent’s GLPI Master Lease, resulting in an increase of $303.3 million in net parent investment.

Note 4 — Property and Equipment

Property and equipment are stated at cost, except for assets which are adjusted to fair value under ASC 805, when applicable. Depreciation is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in operating income.

Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Buildings and improvements	3 to 40 years
Land improvements	12 to 40 years
Furniture, fixtures and equipment	3 to 15 years

The Company evaluates its property and equipment and other long-lived assets for impairment whenever indicators of impairment exist. The Company then compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment charge may be recorded based on the estimated fair value. No impairment charge was recorded for the year ended December 31, 2020.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Property and equipment, net is as follows:

(In thousands)	As of December 31, 2020
Land	$152,706
Buildings and improvements	148,690
Furniture, fixtures, and equipment	18,899
Construction in progress	252
Total property and equipment	320,547
Less: accumulated depreciation	(20,644)
Total property and equipment, net	$299,903

Depreciation Expense

(In thousands)	Year Ended December 31, 2020
Depreciation expense	$9,249

Note 5 — Goodwill and Intangible Assets, Net

Goodwill represents the excess of purchase price over fair market value of net assets acquired in business combinations. Indefinite-lived intangible assets consist of acquired trade names and our gaming license. Indefinite-lived intangible assets are not subject to amortization.

Goodwill and indefinite-lived intangible assets must be reviewed for impairment at least annually and between annual test dates in certain circumstances. The Company performs its annual impairment tests as of October 1st of each fiscal year. If the carrying amount of goodwill or an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess amount. As a result of the annual impairment review for goodwill and indefinite-lived intangible assets, no impairment charges were identified.

Amortization is computed using the straight-line method over the estimated useful life of the asset. The Company evaluates for impairment whenever indicators of impairment exist. When indicators are noted, the Company then compares the estimated undiscounted future cash flows to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is recorded. No impairment charge was recorded for the year ended December 31, 2020.

Goodwill and other intangible assets are as follows:

(In thousands)	As of December 31, 2020	Estimated Useful Life
Goodwill	$9,311	Indefinite

Gaming rights	121,000	Indefinite
Trademarks	12,500	Indefinite
Customer relationships	13,000	3 years
Subtotal	146,500
Accumulated amortization	(9,750)
Total gaming rights and other intangibles, net	$136,750

Amortization expense with respect to intangible assets for the year ended December 31, 2020 totaled $4.3 million, which is included in depreciation and amortization in the statement of operations.

Gaming rights represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Company has determined that they have indefinite useful lives.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Estimated remaining amortization is as follows:

(In thousands)	Year Ending December 31, 2021
Estimated annual amortization expense	$3,250

Note 6 — Accrued Expenses and Other Current Liabilities

A summary of accrued expenses and other current liabilities is as follows:

(In thousands)	December 31, 2020
Payroll and other compensation	$750
Accrued taxes	6,440
Self-insurance	141
Outstanding chip and progressive jackpots liability	1,215
Advance deposits	61
Operating lease liability	126
Other accruals	361
Total accrued expenses and other current liabilities	$9,094

Note 7 — Commitments and Contingencies

The Company is a party to various legal and administrative proceedings, which have arisen in the normal course of its business. Estimated losses are accrued for these proceedings when the loss is probable and can be estimated. The current liability for the estimated losses associated with these proceedings is not material to the Company’s financial condition and those estimated losses are not expected to have a material impact on its results of operations. In addition, the Company maintains what it believes is adequate insurance coverage to further mitigate the risks of such proceedings. However, such proceedings can be costly, time consuming and unpredictable and, therefore, no assurance can be given that the final outcome of such proceedings may not materially impact the Company’s financial condition or results of operations. Further, no assurance can be given that the amount of scope of existing insurance coverage will be sufficient to cover losses arising from such matter. The Company is party to other ordinary and routine litigation incidental to our business. We do not expect the outcome of any such litigation to have a material effect on our financial position, results of operations, or cash flows, as we do not believe it is reasonably possible that we will incur material losses as a result of such litigation.

Note 8 — Related Parties

Net parent investment—Net parent investments arise primarily from cash transfers between the Company and our Parent related to casino operations offset by capital and financing activities provided by the Parent on our behalf.

Management fees and allocated general corporate expenses—The Company has an agreement with our Parent to provide certain management, administrative and corporate services to the Company in exchange for a fee. The Company incurred $3.0 million of management fees for shared services during the year ended December 31, 2020, which was included in general and administrative expenses in the statement of operations. The agreement was discontinued as of December 31, 2020.

The Company is provided certain administrative and other services, including consulting, legal, marketing, information technology, accounting, and insurance by its Parent, or affiliates, which are reflected in general and administrative expense in the accompanying statement of operations. The Company recorded allocated general corporate expenses and directly billed expenses totaling $1.1 million for the year ended December 31, 2020.

CEI maintains a centralized treasury function whereby cash is deposited into our operating accounts, or swept from our operating accounts, while maintaining a targeted amount of cash needed for our day to day operations. Receivables from affiliates is the result of excess cash from operations being swept into the centralized company bank accounts. As a result of the sale of CEI’s equity interests, we do not expect to receive payment for excess cash sweeps and have recorded net distributions to Parent of $8.6 million for the year ended December 31, 2020.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9 — Retirement Plans

Our Parent maintains a defined contribution plan under section 401(k) of the Internal Revenue Code for all employees with certain eligibility requirement as outlined in the plan document. The plan allows employees to defer a portion of their income on a pretax basis. The Company matches contributions equal to 50% of the first 6%. Matching contribution expenses for the year ended December 31, 2020 was $192 thousand.

Note 10 — Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 8, 2021, the date the Company’s financial statements were available to be issued.